Exhibits 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Carina Tan as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in  the name, place and stead of the undersigned,
in any and all capacities, to  execute, on behalf of the undersigned, (1)
any and all notices pursuant to Rule l44 under the Securities Act of 1933 with respect to sales of shares of common stock, par value $0.0001 per share, or other securities, of Corsair Gaming, Inc., including, without limitation, all notices of proposed sale on  Form 144, and (2) any and all statements or reports under Section 16 of the Securities Exchange Act of 1934 with respect to the beneficial ownership of common stock, par value $0.0001 per share, or other securities, of Corsair  Gaming, Inc., including, without
limitation, all initial statements of beneficial ownership on Form 3, all statements of changes in beneficial ownership on Form 4, all annual statements of beneficial ownership on Form 5 and all successor or similar forms, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such notices, statements or reports, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the  premises (including, without limitation, completing, executing, delivering  and filing a Form ID to apply for electronic filing codes), as fully and to  all intents and purposes as
the undersigned might or could do in person,  and
hereby ratifying and confirming all that said attorney or attorneys-in fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, and each of them, in serving in such capacity  at the request of the undersigned,
are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange
Act of 1934 or any other legal requirement.   This Power of Attorney shall
remain in effect until revoked in  writing by the undersigned.
/s/ Gordon Mattingly Name: Gordon Mattingly
Date: 12/11/2025